EXHIBIT 4.2

FIRST AMENDMENT TO SECURITY AGREEMENT
By
ITRON, INC.,
as Company
and
THE SUBSIDIARY GUARANTORS PARTY HERETO
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent
______________________
Dated as of June 23, 2015

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Page

SCHEDULES:

SCHEDULE A	Material Violations
SCHEDULE B	Certain Equity Interests and Subsidiaries

EXHIBIT 1	Form of Issuer's Acknowledgment
EXHIBIT 2	Form of Securities Pledge Amendment
EXHIBIT 3	Form of Joinder Agreement
EXHIBIT 4	Form of Copyright Security Agreement
EXHIBIT 5	Form of Patent Security Agreement
EXHIBIT 6	Form of Trademark Security Agreement

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FIRST AMENDMENT TO SECURITY AGREEMENT
This FIRST AMENDMENT TO SECURITY AGREEMENT, dated as of June 23, 2015 (this “Amendment”), is entered into among ITRON, INC., a Washington corporation (the “Company”), and the Subsidiary Guarantors (this and other terms not defined herein having the meanings given to them in the Security Agreement (as defined below) party hereto, as pledgors, assignors and debtors (the Company, together with the Subsidiary Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors” and each, a “Pledgor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), as administrative agent and collateral agent pursuant to the Credit Agreement referred to below (in such capacities and together with any successors in such capacities, the “Administrative Agent”), and amends the SECURITY AGREEMENT, dated as of August 5, 2011 (as amended, restated, amended and restated or otherwise modified from time to time, the “Security Agreement”), made by the Pledgors and Wells Fargo, as the Administrative Agent.

R E C I T A L S :
WHEREAS, the Company, the Subsidiary Guarantors, the Foreign Borrowers, the Administrative Agent, the Lenders and the other parties thereto entered into that certain Credit Agreement, dated as of August 5, 2011 (as in effect immediately prior to the effectiveness of the Credit Agreement, the “Original Credit Agreement”);
WHEREAS, the Company, the Guarantors, the Foreign Borrowers, the Administrative Agent, the Lenders and the other parties thereto have entered into that certain Amended and Restated Credit Agreement, dated as of the date hereof (as amended, restated, supplemented and otherwise modified, the “Credit Agreement”; which term shall also include and refer to any increase in or additional facility increasing the amount of indebtedness or commitments under the Credit Agreement and any refinancing or replacement of the Credit Agreement (whether under a bank facility, securities offering or otherwise) or one or more successor or replacement facilities whether or not with a different group of agents or lenders (whether under a bank facility, securities offering or otherwise) and whether or not with different obligors upon the Administrative Agent’s acknowledgment of the termination of the predecessor Credit Agreement), which amends and restates the Original Credit Agreement;
WHEREAS, each Subsidiary Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Guaranteed Obligations;
WHEREAS, pursuant to Section 10.1 of the Credit Agreement, the Lenders have authorized and directed the Administrative Agent to enter into this Amendment;
WHEREAS, the Company and each Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Credit Documents and each is, therefore willing to enter into this Amendment;
WHEREAS, Pledgors and the Administrative Agent wish to amend the Security Agreement to effect the changes described below.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1. Amendments.
(a)Section 11.15 is hereby amended and restated in its entirety as follows:
“This Agreement is entered into by the Pledgors and the Administrative Agent on the Original Effective Date; provided that (a) liens and security interests granted hereunder shall be effective from and after the Original Closing Date, (b) the representations and warranties contained in Article IV hereof shall be made on the Original Closing Date and each date thereafter that such representations and warranties are made or required to be made pursuant to the terms hereof or any other Credit Document (including, without limitation, on the Closing Date), (c) the covenants contained in Articles IV, V, VI and VII hereof shall be applicable from and after the Original Closing Date, and (d) all other provisions of this Agreement shall be applicable from and after the Original Effective Date.”
SECTION 2. Reaffirmation. Each Pledgor, as collateral security for the payment and performance in full of all Obligations, hereby confirms its pledge and grant to, and hereby pledges and grants to the Administrative Agent for the benefit of the Secured Parties (as defined in the Credit Agreement), a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the Pledged Collateral. Each Pledgor hereby reaffirms all obligations of such Pledgor under the Security Agreement and confirms that such obligations shall continue to be in full force and effect for the benefit of the Secured Parties and that such Security Agreement shall secure the Obligations. Each Pledgor hereby reaffirms the validity of the Liens granted by it pursuant to the Security Agreement. Each Pledgor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the Pledgor or in which Pledgor otherwise has rights” or using words of similar import.
SECTION 3. Execution in Counterparts. This Amendment and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of any executed counterpart of a signature page of this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 4. Effect of Amendment. Each reference in the Security Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Security Agreement, and each reference in each of the Credit Documents to “the Security Agreement,” “thereunder,” “thereof” or words of like import referring to the Security Agreement, shall mean and be a reference to the Security Agreement as amended by this Amendment. The Security Agreement, as amended hereby, and each of the other Credit Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Secured Parties under any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Security Agreement or any other provision of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

SECTION 5.    Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 10.5, 10.12, 10.13 and 10.16 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ITRON, INC., as a Pledgor

By:	/s/ W. MARK SCHMITZ
Name:	W. Mark Schmitz
Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ DANIEL G. ADAMS
Name:	Daniel G. Adams
Title:	SVP/Relationship Manager